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PROOFPOINT, INC.

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The following email was sent by Gary Steele, CEO of Proofpoint, Inc., to employees on April 26, 2021.

SUBJECT: Today’s Announcement

Proofpoint Team,

I am excited to share with you that today we announced our intention to become a private company through a transaction with Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector. This is the largest software take-private by a financial sponsor in history, something that should instill a great sense of pride in all of us. Under the terms of our agreement, Thoma Bravo will acquire Proofpoint in an all-cash transaction that values Proofpoint at approximately $12.3 billion, representing a premium of approximately 34 percent over Proofpoint’s closing share price on April 23, 2021, the last full trading day prior to the transaction announcement, and a premium of approximately 36 percent over Proofpoint’s three-month volume-weighted average closing share price through April 23, 2021. A copy of the press release we issued can be found here.

This shift to becoming a private company is an opportunity for us to accelerate our growth and scale through greater agility and flexibility to invest in innovation, infrastructure and go-to-market. In 2020, we generated more than $1 billion in annual revenue – making Proofpoint the first SaaS-based cybersecurity and compliance company to reach that milestone. The focus for us now is continued execution to build on this momentum and our leadership position to get to that next milestone – $2 billion in annual revenue.

While we’ll be changing ownership, we aren’t changing our focus or who we are as a company. We remain singularly dedicated to our customers, providing the protection and visibility that helps organizations keep their people safe from cyber threats and the excellent support for which Proofpoint is known. Thoma Bravo is an experienced partner that shares our goals and can provide us with additional resources and expertise to realize them. Their investment speaks to the growth and value that we can drive together and is a testament to the business you have helped build.

You may be familiar with Thoma Bravo, and I’ve had the opportunity to get to know them even better through this process. I’m confident that they are the right partner to help us unlock the next phase of growth for our company. Thoma Bravo is one of the most experienced and successful software investors in the world and has a proven track record of accelerating the growth and product innovation of the companies they partner with. They approach their partnerships with a focus on collaboration and an emphasis on building even stronger companies. Given our outstanding performance and momentum, and the size of the transaction, Thoma Bravo is as focused as we are on investing in and growing our business. But most importantly, Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation.

Looking ahead, we expect the transaction to close in the third quarter of 2021, subject to customary closing conditions. Until then, we will remain an independent, publicly traded company, and it is business as usual at Proofpoint. We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers and advancing the pace of innovation, as you always have.

We’ve attached an FAQ to help answer some immediate questions, which will also be posted on our internal wiki, and certain teams will also be receiving materials to assist in conversations with our customers, channel partners and vendors. I’ll also be hosting two town halls today – one at 9:00 am and a second for our APJ region at 5:00 pm – where we will talk about the transaction and take your questions. Of note, there will not be a recorded replay available for today’s town halls, so please make every effort to attend.

We expect today’s announcement will generate increased interest in our company. Consistent with company policy, should you receive any calls from the media or other external parties, please do not respond and instead direct them as appropriate. For external media inquiries please contact or direct inquiries directly to Kristy Campbell at kcampbell@proofpoint.com. Please direct all other inquiries to Michael Yang at miyang@proofpoint.com.

I am incredibly proud of what we have built at Proofpoint, and I believe that we are only getting started. Thank you for your hard work, and let’s maintain the same great focus that we have always had as we keep the Company accelerating forward.

Regards,

Gary

PFPT Announcement Employee FAQ

Transaction Details / Background

1.	What did Proofpoint announce today?

•

Proofpoint announced that we have entered into a definitive agreement to be acquired by Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector.

•	Under the terms of our agreement, Thoma Bravo will acquire Proofpoint in an all-cash transaction that values Proofpoint at approximately $12.3 billion or $176.00 per share in cash.

•

This is a premium of approximately 34% over Proofpoint’s closing share price on April 23, 2021, the last full trading day prior to the transaction announcement, and a premium of approximately 36% over our three-month volume-weighted average closing share price through April 23, 2021.

•	Their investment speaks to the growth and value that we can drive together and is a testament to the business you have helped build.

•	At the close of the transaction, Proofpoint will become a private company and our stock will no longer trade on the public market.

2.	Why did Proofpoint enter into this transaction?

•	We are confident that this transaction is a positive outcome for all Proofpoint stakeholders, including our employees.

•	Following Thoma Bravo’s approach, we thoroughly reviewed their proposal with the assistance of our independent advisors.

•	As a public company, we have a responsibility to our shareholders, and the Board determined this all-cash offer provides a very compelling immediate and certain premium.

•	We are also confident this partnership will help us achieve our operational and market ambitions more quickly for the benefit of our customers.

•	We believe that, as a private company, we can be even more agile with greater flexibility to continue investing in innovation, building on our leadership position and staying ahead of threat actors.

3.	Why is this transaction good for Proofpoint? How does it fit into our strategy? Are we still on the path to $2 billion in annual revenue?

•	This shift to becoming a private company is an opportunity for us to accelerate our growth and scale through greater agility and flexibility to invest in innovation, infrastructure and go-to-market.

•

In 2020, we became the first SaaS-based cybersecurity and compliance company to generate more than $1 billion in annual revenue, and now we’re looking at how to continue execution and build on that momentum to reach our $2 billion annual revenue goal.

•	Given our outstanding performance and momentum, and the size of the transaction, Thoma Bravo is as focused as we are on investing in and growing our business.

•

Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation. We’re confident that they will be an excellent partner for Proofpoint as we continue to deliver world-class security products and customer experience.

4.	Who is Thoma Bravo?

•	Thoma Bravo is one of the most experienced and successful software investors in the world, having acquired more than 300 software and technology companies, representing over $85 billion of value.

•	They are experts in security software and know our markets inside and out. They have been investing in the space for years and have helped evolve leading brands.

•	The firm also has significant experience with growth companies and market consolidation which will add tremendous value during this exciting next phase for Proofpoint.

•	Thoma Bravo approaches partnerships with a focus on collaboration and an emphasis on building even stronger companies.

•	Given our outstanding performance and momentum, and the size of the transaction, Thoma Bravo is as focused as we are on investing in and growing our business.

•	Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation. They will be an excellent partner for Proofpoint.

5.	What does it mean to be a private company? Does this mean we are a private company today?

•	The shares and other securities of private companies are not publicly traded.

•

When the transaction closes, which we expect to occur in the third quarter of 2021, Proofpoint’s common stock will no longer be listed on Nasdaq, and each Proofpoint shareholder will receive $176.00 in cash for each share of Proofpoint stock that they own (i.e., vested shares, vested options, ESPP, unsold bonus RSUs).

•	That said, today’s announcement is just the first step in a process. There are still a number of customary closing conditions that must be satisfied before the transaction is complete.

•

Until then, we will remain an independent, publicly traded company, and it is business as usual at Proofpoint. We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers and accelerating the pace of innovation as you always have.

6.	Are there benefits to being a private company?

•	We believe that as a private company, we will be able to accelerate our growth and scale through greater agility and flexibility to invest in innovation, infrastructure and go-to-market.

•	That said, while we’ll be changing ownership, we aren’t changing our focus or who we are as a company.

•

As a team, we’ll remain singularly dedicated to our customers, providing the protection and visibility that helps organizations keep their people safe from cyber threats and the excellent support for which Proofpoint is known.

7.	What is a “go-shop”? What happens during this period?

•	In transactions like this, the company sometimes negotiates a “go-shop” period in connection with the agreement.

•	During a “go-shop” period, the Board and its advisors can actively initiate, solicit and consider alternative acquisition proposals from third parties.

•	In this way, Proofpoint can continue to test the market to ensure it’s receiving the best possible offer.

•	The agreement includes a 45-day “go-shop” period expiring on June 9, 2021. There can be no assurance that this “go-shop” will result in a superior proposal.

8.	How did Proofpoint become an acquisition target?

•	Our outstanding reputation, innovative and comprehensive product offerings, track record of success and excellent operational and financial results make us a highly attractive asset.

•

Today’s announcement is a credit to the Proofpoint team, which has delivered outstanding operating performance without ever losing sight of our customers, positioning the Company to capture significant value for our shareholders.

•

Thoma Bravo believes Proofpoint’s opportunity for growth and innovation as a privately held company is incredibly compelling. This transaction is about growth, and Thoma Bravo is enthusiatic about all that we can achieve together.

9.	When do you expect the transaction to close?

•	The transaction is expected to close in the third quarter of 2021, subject to customary closing conditions, including approval by Proofpoint shareholders and receipt of regulatory approvals.

•

Until then, we will remain an independent, publicly traded company, and it is business as usual at Proofpoint. We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers and accelerating the pace of innovation as you always have.

10.	How will this transaction affect employees?

•	We are confident that this transaction is a positive outcome for all Proofpoint stakeholders, including our employees.

•

Thoma Bravo is an experienced partner that shares our goals and can provide us with additional resources and expertise to realize them. This transaction is about accelerating our growth and scale – creating an even stronger business that we expect will result in exciting career development opportunities for many employees.

•

It is important to remember that the announcement is just the first step toward completing this transaction, and it is business as usual at Proofpoint. We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers and accelerating the pace of innovation as you always have.

•	Importantly, our commitment to being as transparent as we can with you remains a priority for Proofpoint.

•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

11.	Will there be there be any layoffs or relocations as a result of the transaction? Will any offices close?

•	Thoma Bravo has been clear that they are excited to partner with our talented team.

•	We will continue to drive growth and there is nothing more important than continuing that momemtum.

•	Thoma Bravo is as focused as we are on investing in and growing our business.

•	Importantly, our commitment to being as transparent as we can with you remains a priority for Proofpoint.

12.	How will this announcement affect my day-to-day responsibilities?

•

Until the transaction closes, it’s business as usual for all of us at Proofpoint, and we are relying on you to stay focused on your day-to-day responsibilities and continue our pace of innovation and delivering to our customers.

•

The best thing for everyone to do is to stay focused on providing the protection and visibility that helps organizations keep their people safe from cyber threats and the excellent support for which Proofpoint is known.

13.	Will there be any changes in reporting relationships or job responsibilities as a result of the transaction?

•

Until the transaction closes, it’s business as usual for all of us at Proofpoint, and we are relying on you to stay focused on your day-to-day responsibilities and continue our pace of innovation and delivering to our customers.

•

We will continue to run the Company and organize our business for our continued scale. You may continue to see organizational changes in the ordinary course of business, which are part of our ongoing growth.

•	We will also continue to hire under our current headcount plan.

Compensation / Benefits / Equity

14.	Will this transaction have any impact on employees’ benefits and compensation?

•	Until the transaction closes, we will operate under our current compensation and benefit programs.

•

While it is still too early to give definitive answers on all of these points, we can tell you that there are no planned or contemplated changes to our general compensation and benefits programs (salaries, bonuses, broad-based employee benefits, sales compensation plans, SPIFFS, etc.) at this time.

•	We will review our new hire stock guidelines in light of this announcement.

•	As we will no longer have publicly traded stock following the completion of the transaction, we do expect to make some adjustments to our equity-based programs.

•	To the extent there are any changes, we would inform you in advance with detailed communications.

15.	Will we do our mid-year merit review?

•	Yes. Until the transaction closes, Proofpoint will operate under normal conduct of business, and following close of the transaction, we expect to continue operating much as we do today.

16.	I own Proofpoint stock. What will happen to employee stock? What happens to the Company’s employee stock purchase plan?

•

For employees who are shareholders of Proofpoint, upon closing of the transaction, you will receive $176.00 in cash for each share of Proofpoint that you own (vested or acquired through the ESPP and not yet sold).

•

This represents a premium of approximately 34% over Proofpoint’s closing share price on April 23, 2021, the last full trading day prior to the transaction announcement, and a premium of approximately 36% over Proofpoint’s three-month volume-weighted average closing share price through April 23, 2021.

•	More information with respect to these details will be determined and communicated to you as they are finalized.

•	Until the transaction closes, our stock will continue to trade on the public market.

17.	What happens to stock that has been granted, but unvested?

•	Until close, we remain a public company, and shares that have been granted will continue to vest on their normal vesting schedule.

•	When the transaction closes, details on your unvested equity will be provided.

18.	Will I contine to be subject to trading windows?

•	Yes. Since we will continue to operate as a public company, all trading windows will still apply.

19.	Will we still make the ESPP purchase on May 15?

•	Yes.

20.	Will we no longer give out ongoing equity?

•	As we will no longer have publicly traded stock following the completion of the transaction, we do expect to make some adjustments to our equity based programs.

•	However, while we are still publicly traded, we will still have our equity compensation programs.

•	More information with respect to these details will be determined and communicated to you as they are finalized.

21.	What if I am new and my equity has not been granted?

•	We will continue our ongoing grant practices and your equity will be confirmed by the Board and will be reflected in your E-trade account.

22.	Will there be a critical impact program?

•	We will continue with our programs, which includes critical impact.

•	More details to people leaders will be coming out in the coming weeks.

23.	How will this affect the upcoming President’s Club? Will I also still receive my equity grant?

•	Until the transaction closes, it is business as usual at Proofpoint, and grants will go out as anticipated in the coming weeks.

•	Our trip for President’s Club is also continuing as normal.

24.	I am a hiring manager, and I have pending new hires. What do I tell them?

•	Until the transaction closes, which we expect to occur in the third quarter of 2021, it’s business as usual at Proofpoint, including for pending new hires.

•	You can let pending new hires know that we are confident that this transaction is a positive outcome for all Proofpoint stakeholders, including employees.

•

Thoma Bravo is an experienced partner that shares our goals and can provide us with additional resources and expertise to realize them. This transaction is about accelerating our growth and scale – creating an even stronger business that we expect will result in exciting career development opportunities for many employees.

•	We’ll be distributing talking points and Q&A to the appropriate teams to leverage for these conversations.

•	To the extent there are any changes, we would inform you in advance.

25.	Does this change any of Proofpoint’s work in Diversity, Inclusion and Opportunity? How does Thoma Bravo think about diversity?

•	Embracing and fostering Diversity, Equity and Inclusion remain core priorities for Proofpoint, and Thoma Bravo is a partner that shares this commitment.

•	We are continuing to hire a leader for our DIO programs.

•

Thoma Bravo’s founder Orlando Bravo was born and raised in Puerto Rico, and understands how important diversity is to running a successful business. Currently, nearly 60% of Thoma Bravo employees are women and minorities, including a female COO and CFO.

•

While Thoma Bravo has grown substantially in recent years, they are still a relatively small firm compared with other private equity firms at their scale. With only 120 employees, the largest entry point for new talent is within their associate program, and they have worked hard to secure associate classes with more than 80% women and minorities in recent years. While their pipeline for diverse talent is strong, they are also committed to supporting diversity within senior levels of the firm as they grow.

•

Finally, Thoma Bravo recognizes that providing access and opportunity to young students is another critical component to increasing diversity within the private equity and technology industries. To that end, they have partnered with Sponsors for Educational Opportunity (SEO) to launch a first-ever tech internship program offering diverse college students paid internships at their portfolio companies this summer.

26.	Are we still continuing our internal training programs, Decide and Include?

•	Yes, Decide and Include will continue to be an important part of our internal training programs.

Operations / Strategy

27.	Once the transaction closes, how will Thoma Bravo work with Proofpoint moving forward?

•	Thoma Bravo is an experienced partner that shares our goals and can provide us with additional resources and expertise to realize them.

•	They believe in our vision while also valuing our people-centric approach and commitment to innovation.

•

The Thoma Bravo team approaches their partnerships with a focus on collaboration and an emphasis on building even stronger companies, and we believe they can help us achieve our operational and market ambitions more quickly for the benefit of our customers.

•	Thoma Bravo is one of the most experienced and successful software investors in the world, having acquired more than 300 software and technology companies, representing over $85 billion of value.

•	They are experts in security software and know our markets inside and out. They have been investing in the space for years and have helped evolve leading brands.

•	The firm also has significant experience with growth companies and market consolidation which will add tremendous value during this exciting next phase for Proofpoint.

28.	Will our business strategy change as a result of this transaction?

•	This transaction is about a change of ownership, not a change in who we are as a company.

•

Thoma Bravo’s approach is to bring further expertise and resources to the table to help companies build even stronger businesses, and we believe that with their partnership, we’ll be able to accelerate Proofpoint’s growth and scale at an even faster pace.

•	Importantly, Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation.

29.	Does Thoma Bravo plan to continue to invest in innovation within the Company, specifically our broad product line?

•	Innovation has always been a core element of our success.

•	This transaction is about growth. Given our outstanding performance and momentum, and the size of the transaction, Thoma Bravo is as focused as we are on investing in and growing our business.

•	Importantly, Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation.

•

Thoma Bravo is an experienced partner that shares our goals and can provide us with additional resources and expertise to realize them. We are confident that they are the right partner to help us unlock the next phase of growth for our company.

30.	Will we sell off any product lines as a result of this transaction?

•	These are early days, and we can’t speculate on what might happen months or years down the road.

•	Together, we’ve made tremendous strides in expanding the sophistication and scale of our offerings.

•	And our hard work shows – in 2020, we became the first SaaS-based cybersecurity and compliance company to generate more than $1 billion in annual revenue.

•	We want to continue execution and build on that momentum, and we’re confident that Thoma Bravo’s resources and expertise make them the right partner to help us unlock our next phase of growth.

31.	Will we continue to do M&A?

•

While we can’t speculate on what we may do in the future, this transaction is about growth, and Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation.

•	We are confident that they are the right partner to help us unlock the next phase of growth for our company.

32.	Will Proofpoint be merged with any other Thoma Bravo portfolio companies?

•	This is not something we have discussed in connection with this transaction.

•

Thoma Bravo believes Proofpoint’s opportunity for growth and innovation as a privately held company is incredibly compelling. This transaction is about growth, and Thoma Bravo shares our enthusiasm for all that we can achieve together.

33.	Do we still report earnings? File with the SEC?

•	Until the transaction closes, which we expect to occur in the third quarter of 2021, we will continue to report earnings as a public company.

•

You’ll see though that we announced our results for the first quarter of fiscal year 2021 early and canceled our investor call, which we expect to do for all subsequent earnings calls until the transaction closes.

•	We may continue to have certain reporting requirements with the SEC going forward, but those requirements are different for privately held companies.

34.	What happens between now and close?

•

Today’s announcement is just the first step in a process. There are still a number of customary closing conditions that must be satisfied before the transaction is complete, including the approval of our shareholders.

•	Until the transaction closes, which we expect to occur in the third quarter of 2021, it’s business as usual at Proofpoint.

•

We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers as you always have, with the dedicated, excellent customer support for which Proofpoint is known.

Leadership / HQ

35.	What will happen to Proofpoint’s leadership following the close of the transaction? Will Gary continue as CEO?

•

While there are currently no agreements related to Gary’s ongoing role following the close of the transaction, he and the whole leadership team remain committed to Proofpoint’s mission and are focused on running the business.

•	That said, Thoma Bravo approaches partnerships with a focus on collaboration and an emphasis on building even stronger companies.

•	Our strong leadership team is a testament to the attractiveness of Proofpoint, and Thoma Bravo recognizes that.

•	Thoma Bravo believes in our vision while also valuing our people-centric approach and commitment to innovation. We’re confident that they will be an excellent partner for Proofpoint.

•	We will keep you informed of developments as we move toward completing the transaction in the weeks and months ahead.

36.	Will our locations change once the transaction closes? What about our name and brand?

•	Proofpoint will continue to have the main campus in Sunnyvale, California.

•	We expect to keep the Proofpoint name and brand.

37.	Will we continue to host weekly town halls and people meetings? Will we still have All Hands that summarize the end of the quarter?

•	We will continue our weekly people leader meetings and town hall meetings. We will also continue to hold our quarterly All Hands following the end of each quarter.

•

As a result of this announcement, you will see the earnings call was canceled. We will pull forward our scheduled All Hands from Friday to Wednesday, April 28, in the morning and for other locations outside of the U.S.

•	Following close, one of the benefits of being a private company will be that we can share results sooner and won’t have to wait until after our earnings calls.

Additional Questions

38.	What should I do if customers, channel vendors, partners, vendors, contractors, temps, etc. ask me about the transaction?

•	We’ll be distributing communications materials to relevant teams to leverage in these conversations, but in short, you can tell them that it’s business as usual at Proofpoint.

•	We are confident that this transaction is a great outcome for all Proofpoint stakeholders.

•

We believe that as a private company, we will be even more agile with greater flexibility to continue investing in innovation, building on our leadership position and staying ahead of threat actors – all of which will enable us to be an even better partner to our external stakeholders.

•

Importantly, we remain singularly dedicated to our customers, providing the protection and visibility that helps organizations keep their people safe from cyber threats, and the excellent support for which Proofpoint is known.

39.	When should I expect a next update?

•	While we can’t say for certain when we’ll have more details to share, rest assured that our commitment to transparency is not changing. We’ll continue to keep you updated as we have more to share.

40.	What should I do if I am contacted by media or third parties about the transaction?

•	This announcement may result in increased attention on Proofpoint.

•	Consistent with company policy, should you receive any calls from the media or other external parties, please do not respond and instead direct them as appropriate.

•	For external media inquiries please contact or direct inquiries directly to Kristy Campbell at kcampbell@proofpoint.com. Please direct all other inquiries to Michael Yang at miyang@proofpoint.com.

41.	Who do I contact if I have further questions?

•	Please contact your respective leaders if you have further questions.

•	We are committed to keeping you informed as we have updates to share.

Important Information and Where to Find It

In connection with the proposed transaction between Proofpoint, Inc. (“Proofpoint”) and Thoma Bravo, L.P. (“Thoma Bravo”), Proofpoint will file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Proofpoint stockholders. Proofpoint may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Proofpoint may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Proofpoint through the website maintained by the SEC at www.sec.gov, Proofpoint’s investor relations website at https://investors.proofpoint.com or by contacting the Proofpoint investor relations department at the following:

Proofpoint, Inc.

investor-relations@proofpoint.com

(408) 585-4351

Participants in the Solicitation

Proofpoint and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Proofpoint’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Proofpoint’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Proofpoint stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Proofpoint directors and executive officers in the transaction, which may be different than those of Proofpoint stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Proofpoint’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Proofpoint and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Proofpoint’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Proofpoint’s business and general economic conditions; (iii) Proofpoint’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Proofpoint’s business, including current plans and operations; (vii) the ability of Proofpoint to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Proofpoint’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Proofpoint operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Proofpoint’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Proofpoint’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Proofpoint’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Proofpoint’s financial condition, results of operations, or liquidity. Proofpoint does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.